Exhibit 10.19

AMENDMENT TO SEVERANCE AGREEMENT

This AMENDMENT TO SEVERANCE AGREEMENT, dated as of March 4, 2009, modifies the terms and conditions of the SEVERANCE AGREEMENT between I-many, Inc. (the “Company”) and Michael Zuckerman (“Executive”), dated as of March 8, 2007 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement. Any term or condition of the Agreement in conflict with the terms or conditions of this Amendment shall be deemed to be specifically and expressly superseded by the provisions hereof.

A. In Section 2.1(b)(ii) of the Agreement (“Termination by the Company following Change in Control—Severance”), the phrase “… severance equal to twelve (12) months …” is hereby deleted and replaced with “… severance equal to six (6) months ….”

B. Change of Control Bonus.

1. For all purposes of this Agreement, a “Change in Control” is defined as the consummation of any of the following transactions: (i) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (ii) any sale of all or substantially all of the assets of the Company; or (iii) the complete liquidation of the Company.

2. No later than 60 days following a Change in Control of the Company, the Company shall pay Executive a lump-sum amount equal to six (6) months of Executive’s annualized base salary (excluding bonuses) in effect as of the date of the Change in Control, less applicable deductions and withholdings (the “Change in Control Bonus”). In the event the Company has terminated Executive’s employment pursuant to subsection 2.1(a)(1), 2.1(a)(2), 2.1(a)(3) or 2.1(a)(4) above within 90 days before the consummation of a Change in Control, Executive shall be entitled to the Change in Control Bonus notwithstanding such employment termination, provided Executive has signed a general release of claims against the Company substantially in the form of the agreement and general release attached at Exhibit A (except that Executive shall not be required to release the Company from claims for payment of the Change in Control Bonus before it has been paid).

C. All other terms of the Agreement shall remain unmodified by this Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in duplicate originals.

I-MANY, INC.		EXECUTIVE

By:	/s/ JOHN A. RADE	/s/ MICHAEL ZUCKERMAN
	John A. Rade	Michael Zuckerman
Chief Executive Officer